As filed with the Securities and Exchange Commission on December 17, 1999
                                                       Registration No. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                               ------------------

                               KOMAG, INCORPORATED
               (Exact name of registrant as specified in charter)

        Delaware                                        94-2914864
(State of incorporation)                 (I.R.S. employer identification number)

                               ------------------

                             1704 Automation Parkway
                               San Jose, CA 95141
                                 (408) 576-2000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                                  Thian Hoo Tan
                      President and Chief Executive Officer
                               Komag, Incorporated
                             1704 Automation Parkway
                               San Jose, CA 95131
                                 (408) 576-2000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:
                                 Alan K. Austin
                                  Brian C. Erb
                                 James C. Creigh
                        Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, CA 94304

                               ------------------

         Approximate Date of Commencement of proposed sale to public: From time to time after the effective date of this Registration Statement as determined by market conditions.

                               ------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------


                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                       Proposed Maximum      Proposed Maximum
    Title of Each Class of Securities to be         Amount to be       Aggregate Price      Aggregate Offering       Amount of
                  Registered                         Registered          Per Unit(1)             Price(1)         Registration Fee
------------------------------------------------ ------------------- --------------------- --------------------- -------------------
Common stock, par value $0.01 per share......        3,234,940             3.1875               10,311,372              2,723
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on December 16, 1999.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                              SUBJECT TO COMPLETION
                             DATED DECEMBER 17, 1999


PROSPECTUS


                                3,234,940 SHARES


                               KOMAG, INCORPORATED


                                  COMMON STOCK


         The Common Stock offered hereby will be sold from time to time by the Selling Stockholder. See "Selling Stockholder." We will not receive any proceeds from the sale of shares by the Selling Stockholder. We will pay certain of the expenses of this offering; however, the Selling Stockholder will bear the cost of all brokerage commissions and discounts, if any, incurred in connection with the sale of shares to which this Prospectus relates.

         The Selling Stockholder may offer and sell all the shares in the over-the-counter market or on one or more exchanges, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, or to one or more underwriters for resale to the public.

         The Common Stock is traded on the Nasdaq National Market under the symbol "KMAG." The last reported sale price of the Common Stock on the Nasdaq National Market on December 16, 1999 was $3.0625 per share.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is ________, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available from the SEC's Website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

         o Our quarterly report on Form 10-Q for our fiscal quarter ended October 3, 1999;

         o        Our current report on Form 8-K dated August 5, 1999;

         o Our quarterly report on Form 10-Q for our fiscal quarter ended July 4, 1999;

         o        Our current report on Form 8-K dated June 30, 1999;

         o        Our current report on Form 8-K dated April 9, 1999;

         o Our quarterly report on Form 10-Q for our fiscal quarter ended April 4, 1999;

         o Our annual report on Form 10-K for our fiscal year ended January 3, 1999;

         o        The   description  of  our  common  stock   contained  in  our
                  registration statement on Form 8-A filed with the SEC on April 29, 1988; and

         o Any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act.

         We will provide you with a copy of these filings, at no cost, if you write or telephone our Corporate Secretary at the following address:

                               Komag, Incorporated
                             1704 Automation Parkway
                               San Jose, CA 95131
                                 (408) 576-2000

         You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Forward-looking statements can typically be identified by the use of words such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and the like. These statements appear in a number of places in this prospectus and include statements regarding our intentions, plans, strategies, beliefs or current expectations with respect to, among other things:

         o        our financial prospects;

         o        our financing plans;

         o        trends affecting our financial condition or operating results;

         o our strategies for growth, operations, and product development and commercialization; and

         o conditions or trends in or factors affecting the computer or hard disk drive industry.

         Forward-looking statements are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated. The information contained or incorporated by reference in this prospectus identifies important factors that could cause such differences. Among the factors that could cause actual results to differ are the following: We sell a single product into a market characterized by rapid technological change and sudden shifts in the balance between supply and demand. Further, we are dependent on a limited number of customers, some of whom also manufacture some or most of their own disks internally. Competition in the market, defined by both technology offerings and pricing, can be intense, especially during times of excess available capacity such as has been prevalent since 1998. We have a high fixed-cost structure that can cause operating results to vary dramatically with changes in product yields and utilization of our equipment and factories. In addition, our business requires substantial investments for research and development activities and for physical assets such as equipment and facilities that are dependent on our access to financial resources. These and other risks are discussed more fully in this prospectus and the documents incorporated by reference in this prospectus. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   THE COMPANY

         Komag, Incorporated designs, manufactures and markets thin-film media (disks), the primary storage medium for digital data used in computer hard disk drives. We believe we are the world's largest independent manufacturer of thin-film media and are well positioned as a broad-based strategic supplier of choice for the industry's leading disk drive manufacturers. Our business strategy relies on the combination of advanced technology and high-volume manufacturing. Our products serve the desktop and enterprise segments of the disk drive market and are used in products such as personal computers, disk arrays, network file servers and engineering workstations. We manufacture leading-edge disk products primarily for 3-1/2 inch form factor hard disk drives.

         Komag was organized in 1983 and is incorporated in the State of Delaware. Our principal executive offices are located at 1704 Automation Parkway, San Jose, California 95131 and our telephone number is (408) 576-2000.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of shares of Common Stock. See "Selling Stockholder" and "Plan of Distribution."

                               SELLING STOCKHOLDER

         Western Digital Corporation (the "Selling Stockholder") is selling all of the 3,234,940 shares of Common Stock offered hereby. The shares being offered by the Selling Stockholder were acquired from the Company in a transaction exempt from the registration requirements of the Securities Act by Section 4(2) pursuant to an Asset Purchase Agreement between the Company and the Selling Stockholder, dated April 8, 1999.

         Pursuant to the Asset Purchase Agreement, the Company has filed with the Commission, under the Securities Act of 1933, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the shares and has agreed to use commercially reasonable efforts to keep this Registration Statement effective until such time as all of the outstanding 3,234,940 shares can be sold by the Selling Stockholder in a three-month period in accordance with Rule 144 under the Securities Act.


                              PLAN OF DISTRIBUTION

         The Company has been advised by the Selling Stockholder that it intends to sell all or a portion of the shares offered hereby from time to time in transactions on one or more exchanges, including the Nasdaq National Market, or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market prices, or in negotiated transactions. The shares may be sold by one or more of the following:
(a) a block trade in which the broker or dealer engaged will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate in the resales. The shares may be sold from time to time by the Selling Stockholder.

         In connection with distributions of the shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell shares short and redeliver the shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder. The Selling Stockholder may also pledge the shares offered hereby to a broker or dealer and upon a default the broker or dealer may effect sales of the shares pursuant to this Prospectus.

         Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. There can be no assurance that the Selling Shareholder will sell any or all of the shares offered hereunder.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 3, 1999, as set forth in their report, which as to the three years ended January 3, 1999 is based in part on the reports of Chuo Corporation, independent auditors, and which is incorporated by reference in this prospectus and elsewhere in the registration statement. The report of Ernst & Young LLP contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the expenses (other than underwriting discounts and commissions), which, other than the SEC registration fee, are estimates, payable by the Company in connection with the sale and distribution of the securities registered hereby:


          SEC registration fee...........................     $ 2,723
          Printing expenses..............................     $10,000
          Blue Sky fees and expenses.....................     $ 1,000
          Accountants' fees and expenses.................     $10,000
          Legal fees and expenses........................     $ 4,000
          Miscellaneous..................................     $ 2,277
                                                              -------
                            Total........................     $30,000
                                                              =======

Item 15.  Indemnification of Directors and Officers

         The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty. However, this provision does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to any liability resulting from any transaction in which the director (i) breached his duty of loyalty to the Registrant or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is, pursuant to Section 145 of the Delaware General

Corporation Law, entitled to indemnification as described above. Section 145 also grants power to advance litigation expenses upon receipt of an undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

         The Registrant has entered into indemnification agreements with its directors and officers which provide for indemnification to the fullest extent permitted by Delaware General Corporation Law, including Section 145 thereof.

         Agents, dealers, and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Item 16.  Exhibits

See Exhibit Index.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 17, 1999.


                                               KOMAG, INCORPORATED


                                               By: /s/  Thian Hoo Tan
                                                   --------------------------
                                                   Thian Hoo Tan
                                                   President and Chief Executive
                                                   Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of Komag, Incorporated, a Delaware corporation, do hereby constitute and appoint Thian Hoo Tan and William L. Potts, Jr., and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                   Title                                  Date
             ---------                                   -----                                  ----
       /s/ Thian Hoo Tan
----------------------------------       President, Chief Executive Officer and              December 17, 1999
          Thian Hoo Tan                  Director (Principal Executive Officer)



    /s/ William L. Potts, Jr.
----------------------------------       Senior Vice President of Finance, Chief             December 17, 1999
       William L. Potts, Jr.             Financial Officer and Secretary
                                         (Principal Financial and Accounting Officer)


      /s/ Chris A. Eyre                  Director                                            December 17, 1999
----------------------------------
        Chris A. Eyre


      /s/ Irwin Federman                 Director                                            December 17, 1999
----------------------------------
        Irwin Federman


     /s/ George A. Neil                  Director                                            December 17, 1999
----------------------------------
      George A. Neil


   /s/ Michael R. Splinter               Director                                            December 17, 1999
----------------------------------
    Michael R. Splinter


       /s/ Anthony Sun                   Director                                            December 17, 1999
----------------------------------
         Anthony Sun


    /s/ Masayoshi Takebayashi            Director                                            December 17, 1999
----------------------------------
      Masayoshi Takebayashi

                                  EXHIBIT INDEX

   Exhibit No.                            Description
   -----------                            -----------
     2.1 Asset Purchase Agreement between Komag, Incorporated and Western Digital Corporation dated April 8, 1999 (incorporated by reference to Exhibit 10.1.13 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 1999)

     4.1 Registration Rights Agreement between Komag, Incorporated and Western Digital Corporation dated April 8, 1999

     5.1             Opinion of Wilson Sonsini Goodrich & Rosati

    23.1             Consent of Ernst & Young LLP, Independent Auditors

    23.2             Consent of Wilson  Sonsini  Goodrich & Rosati  (included in
                     Exhibit 5.1)

    23.3             Consent of Chuo Audit Corporation, Independent Accountants

    24.1             Power of Attorney (See signature page)